Exhibit 99.3

Letter to Clients

General Motors Corporation

Exchange Offers and Consent Solicitations

Pursuant to the Prospectus dated April 27, 2009

EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2009, UNLESS EXTENDED. WITH RESPECT TO ANY SERIES OF OLD NOTES, TENDERS MAY NOT BE WITHDRAWN AFTER 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2009, EXCEPT IN LIMITED CIRCUMSTANCES AS SET FORTH IN THE APPLICABLE OFFER DOCUMENTS (AS DEFINED BELOW).

April 27, 2009

To Our Clients:

This letter relates to the offer by General Motors Corporation ( “GM”) and General Motors Nova Scotia Finance Company (together with GM, “we,” “our,” “us” or the “issuers”) to exchange (the “Exchange Offers”) 225 shares of GM common stock for each 1,000 U.S. dollar equivalent of principal amount (or accreted value, if applicable) of each series of old notes set forth on Annex A hereto (the “old notes”), in accordance with and subject to the terms and conditions set forth in the prospectus dated April 27, 2009 as filed with the U.S Securities and Exchange Commission (the “U.S. Prospectus”), or in the case of holders located outside of the United States, in accordance with and subject to the terms and conditions set forth in a separate U.K. prospectus dated on or about April 27, 2009 as approved by the United Kingdom Listing Authority (the “U.K. Prospectus”) or a separate Canadian offering memorandum dated April 27, 2009 (the “Canadian Offering Memorandum”), as applicable, copies of which accompany this letter, and the letter of transmittal (as each may be amended or supplemented from time to time) (collectively, the “Offer Documents”). Certain terms used and not defined herein shall have the respective meanings ascribed to them in the U.S. Prospectus.

In addition, (a) GM will pay, in cash, accrued interest on old GM notes, other than the discount notes, and (b) GM Nova Scotia will pay, in cash, accrued interest on the old GM Nova Scotia notes, in each case, from and including the most recent interest payment date to, but not including, the settlement date.

Concurrently with the exchange offers, we are soliciting consents (the “Consent Solicitations”) from the holders of old notes to amend (the “Proposed Amendments”) the terms of the debt instruments that govern each series of old notes. Under these proposed amendments (a) the material covenants and events of default other than the obligation to pay principal and interest on the old notes would be removed and (b) an early call option would be added in each series of non-USD old notes (as defined below), which we would exercise to redeem any non-tendered non-USD old notes for the exchange consideration offered pursuant to the Exchange Offers (i.e., 225 shares of GM common stock per 1,000 U.S. dollar equivalent of principal amount of non-USD old notes). Except for holders who tender non-USD old notes prior to the date on which the registration statement of which the U.S. Prospectus forms a part is declared effective, holders may not tender their old notes pursuant to the Exchange Offers without delivering consents to the Proposed Amendments, and holders may not deliver consents to the Proposed Amendments pursuant to the Consent Solicitations without tendering their old notes.

This material is being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS A PARTICIPANT IN THE DEPOSITORY TRUST COMPANY PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account and consent to the Proposed Amendments applicable to such old notes, pursuant to the terms and conditions set forth in the enclosed Offer Documents. You may only tender your old notes by book-entry transfer of the old notes into the exchange agent’s account at The Depository Trust Company. We urge you to read carefully the applicable Offer Documents, including the documents incorporated by reference therein, and the related letter of transmittal before instructing us to tender your old notes. IF YOU ARE NOT A RESIDENT IN THE UNITED STATES, YOU MAY ONLY PARTICIPATE IN THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS (1) IF YOU ARE A “NON-U.S. QUALIFIED OFFEREE” (AS DEFINED IN THE U.S. PROSPECTUS) AND (2) (A) IF YOU ARE RESIDENT IN CANADA, PURSUANT TO THE CANADIAN OFFERING MEMORANDUM OR (B) IF YOU ARE RESIDENT OUTSIDE OF THE UNITED STATES AND CANADA, PURSUANT TO THE U.K. PROSPECTUS. Copies of the relevant Offer Documents (including the related letter of transmittal) may be requested directly from D.F. King & Co., Inc. at their New York office at (800) 769-7666 (toll-free) or (212) 269-5550 (collect) or, at their London office at 00 800 5464 5464 (toll free) or +44 20 7920 9700 (collect) or in each case through email at gm@dfking.com.

Your instructions should be returned to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the Exchange Offers and Consent Solicitations. The Exchange Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on May 26, 2009, unless extended. Any old notes tendered pursuant to the Exchange Offers may be withdrawn at any time before 11:59 p.m., New York City time, on May 26, 2009.

Your attention is directed to the following:

1.	The Exchange Offers are for any and all old notes.

2.	The Exchange Offers are subject to certain conditions. See the section of the U.S. Prospectus captioned “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers.”

3.	GM will pay or cause to be paid any transfer taxes incident to the transfer of the old notes to GM.

4.	Each holder who tenders old notes in the Exchange Offers will be deemed to have consented to the Proposed Amendments in respect of the debt instruments governing their old notes, except that if a holder tenders non-USD old notes prior to the date on which the registration statement of which the U.S. Prospectus forms a part is declared effective, then the holder will not be deemed to have consented to the Proposed Amendments with respect to such non-USD old notes. Except for holders of non-USD old notes who tender such old notes prior to the date on which the registration statement of which the U.S. Prospectus forms a part is declared effective, holders may not tender their old notes in the Exchange Offers without delivering consents to the Proposed Amendments, and holders may not deliver consents to the Proposed Amendments pursuant to the Consent Solicitations without tendering their old notes.

5.	In the case of a holder resident in Canada, you must complete and deliver to us with your instructions the section of this notice titled “Part B—Canadian Residents”.

If you wish to have us tender your old notes and consent to the Proposed Amendments applicable to such old notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

Very truly yours,

SOLICITING DEALER FEE

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

If you are a retail beneficial owner (i.e., you hold less than the U.S. dollar equivalent of $250,000 of a particular series of old notes), you may designate the broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission so that, in the event the exchange offers are successful, such entity may receive a soliciting dealer fee equal to $5.00 for each 1,000 U.S. dollar equivalent principal amount of old notes that are validly tendered and accepted for purchase pursuant to the exchange offers. Please complete the information below and send your completed instruction letter to your broker, dealer, commercial bank, trust company or any other eligible recipient that solicited your submission, so that they can provide confirmation of their eligibility for the soliciting dealer fee to GM.

Name of Firm	(Please Print)

Name of Individual at Firm, if known

Address

(Include Zip Code)

****

RETURN THIS PAGE TO YOUR SECURITIES INTERMEDIARY

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

The undersigned acknowledge(s) receipt of your letter relating to the Exchange Offers and Consent Solicitations with respect to the old notes.

This will instruct you to tender the aggregate principal amount at maturity of old notes indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount at maturity of old notes held by you for the account or benefit of the undersigned) upon the terms and subject to the conditions set forth in the Offer Documents.

PART A—DESCRIPTION OF OLD NOTES TENDERED

☐    Please do not tender any old notes held by you for my account.

☐    Please tender the old notes held by you for my account as indicated below:

Old Notes	CUSIP/ISIN	Amount of Old Notes to be Tendered
1.50% Series D Convertible Senior Debentures due June 1, 2009	370442691
7.20% Notes due January 15, 2011	370442BB0
9.45% Medium-Term Notes due November 1, 2011	37045EAS7
7.125% Senior Notes due July 15, 2013	370442BS3
7.70% Debentures due April 15, 2016	370442AU9
8.80% Notes due March 1, 2021	370442AJ4
9.4% Medium-Term Notes due July 15, 2021	37045EAG3
9.40% Debentures due July 15, 2021	370442AN5
8.25% Senior Debentures due July 15, 2023	370442BW4
8.10% Debentures due June 15, 2024	370442AV7
7.40% Debentures due September 1, 2025	370442AR6
6 3/4% Debentures due May 1, 2028	370442AZ8
4.50% Series A Convertible Senior Debentures due March 6, 2032	370442741
5.25% Series B Convertible Senior Debentures due March 6, 2032	370442733
6.25% Series C Convertible Senior Debentures due July 15, 2033	370442717
8.375% Senior Debentures due July 15, 2033	370442BT1
7.75% Discount Debentures due March 15, 2036	370442AT2
7.25% Quarterly Interest Bonds due April 15, 2041	370442816
7.25% Senior Notes due July 15, 2041	370442774
7.5% Senior Notes due July 1, 2044	370442121
7.375% Senior Notes due May 15, 2048	370442725
7.375% Senior Notes due May 23, 2048	370442BQ7
7.375% Senior Notes due October 1, 2051	370442766
7.25% Senior Notes due February 15, 2052	370442758

PART B—CANADIAN RESIDENTS ONLY

If the undersigned is a Canadian resident, the undersigned must also complete the following:

1.	The undersigned is resident in or subject to the laws of the province of (check only one):

☐	British Columbia	☐	Alberta	☐	Saskatchewan
☐	Manitoba	☐	Ontario	☐	Québec
☐	New Brunswick	☐	Prince Edward Island	☐	Nova Scotia
☐	Newfoundland and Labrador	☐	Yukon Territory	☐	Northwest Territories
☐	Nunavut

2.	With respect to old notes other than convertible old notes, the undersigned is an “accredited investor” as defined in Section 1.1. of National Instrument 45-106—Prospectus and Registration Exemptions by virtue of satisfying the applicable criteria indicated in Annex B attached hereto (check appropriate box in Annex B).

ALL HOLDERS, PLEASE COMPLETE THE FOLLOWING:

Dated:                     , 2009

Signature(s):

Print Name(s) and Title here:

Print Address(es):
(Include Zip Code)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the old notes held by us for your account will be tendered and no consent will be given in respect of the Proposed Amendments unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the old notes held by us for your account.

Annex A

The table below identifies the corresponding CUSIP/ISIN, outstanding principal amount and applicable debt instrument governing each series of old notes subject to the Exchange Offers.

Series of Old Notes
CUSIP /ISIN	Outstanding Principal Amount (1)	Title of Old Notes to be Tendered	Applicable Debt Instrument (2)
USD Old Notes
370442691	USD 1,001,600,875	1.50% Series D Convertible Senior Debentures due June 1, 2009	1995 Indenture
370442BB0	USD 1,500,000,000	7.20% Notes due January 15, 2011	1995 Indenture
37045EAS7	USD 48,175,000	9.45% Medium-Term Notes due November 1, 2011	1990 Indenture
370442BS3	USD 1,000,000,000	7.125% Senior Notes due July 15, 2013	1995 Indenture
370442AU9	USD 500,000,000	7.70% Debentures due April 15, 2016	1995 Indenture
370442AJ4	USD 524,795,000	8.80% Notes due March 1, 2021	1990 Indenture
37045EAG3	USD 15,000,000	9.4% Medium-Term Notes due July 15, 2021	1990 Indenture
370442AN5	USD 299,795,000	9.40% Debentures due July 15, 2021	1990 Indenture
370442BW4	USD 1,250,000,000	8.25% Senior Debentures due July 15, 2023	1995 Indenture
370442AV7	USD 400,000,000	8.10% Debentures due June 15, 2024	1995 Indenture
370442AR6	USD 500,000,000	7.40% Debentures due September 1, 2025	1990 Indenture
370442AZ8	USD 600,000,000	6 3/4% Debentures due May 1, 2028	1995 Indenture
370442741	USD 39,422,775	4.50% Series A Convertible Senior Debentures due March 6, 2032	1995 Indenture
370442733	USD 2,600,000,000	5.25% Series B Convertible Senior Debentures due March 6, 2032	1995 Indenture
370442717	USD 4,300,000,000	6.25% Series C Convertible Senior Debentures due July 15, 2033	1995 Indenture
370442BT1	USD 3,000,000,000	8.375% Senior Debentures due July 15, 2033	1995 Indenture
370442AT2	USD 377,377,000(1)	7.75% Discount Debentures due March 15, 2036	1995 Indenture
370442816	USD 575,000,000	7.25% Quarterly Interest Bonds due April 15, 2041	1995 Indenture
370442774	USD 718,750,000	7.25% Senior Notes due July 15, 2041	1995 Indenture
370442121	USD 720,000,000	7.5% Senior Notes due July 1, 2044	1995 Indenture
370442725	USD 1,115,000,000	7.375% Senior Notes due May 15, 2048	1995 Indenture
370442BQ7	USD 425,000,000	7.375% Senior Notes due May 23, 2048	1995 Indenture
370442766	USD 690,000,000	7.375% Senior Notes due October 1, 2051	1995 Indenture
370442758	USD 875,000,000	7.25% Senior Notes due February 15, 2052	1995 Indenture

Series of Old Notes
CUSIP /ISIN	Outstanding Principal Amount (1)	Title of Old Notes to be Tendered	Applicable Debt Instrument (2)
Euro Old Notes
XS0171942757	EUR 1,000,000,000	7.25% Notes due July 3, 2013	July 3, 2003 FPAA
XS0171943649	EUR 1,500,000,000	8.375% Notes due July 5, 2033	July 3, 2003 FPAA
Old GM Nova Scotia Notes
XS0171922643	GBP 350,000,000	8.375% Guaranteed Notes due December 7, 2015	July 10, 2003 FPAA
XS0171908063	GBP 250,000,000	8.875% Guaranteed Notes due July 10, 2023	July 10, 2003 FPAA

(1)	Represents the principal amount at maturity. The exchange consideration offered to holders of discount notes will be based on the accreted value thereof as of the settlement date. As of June 30, 2009, the accreted value of the discount notes will be $568.94 per $1,000 principal amount of maturity thereof.

(2)	The debt instruments governing the old notes are the (a) Indenture dated as of November 15, 1990 between GM and Wilmington Trust Company, as Successor Trustee (the “1990 Indenture”); (b) Indenture dated as of December 7, 1995 between GM and Wilmington Trust Company, as Successor Trustee (the “1995 Indenture”); (c) Fiscal and Paying Agency Agreement dated as of July 3, 2003 among GM, Deutsche Bank AG London and Banque Générale du Luxembourg S.A. (the “July 3, 2003 FPAA”); and (d) Fiscal and Paying Agency Agreement dated as of July 10, 2003 among General Motors Nova Scotia Finance Company, GM, Deutsche Bank Luxembourg S.A. and Banque Générale du Luxembourg S.A. (the “July 10, 2003 FPAA”), in each case as amended or supplemented prior to the date of this U.S. Prospectus.

ANNEX B—“ACCREDITED INVESTORS” IN CANADA

With respect to old notes other than convertible old notes, the undersigned is an “accredited investor” as defined in Section 1.1. of National Instrument 45-106—Prospectus and Registration Exemptions by virtue of indicating the applicable criteria for qualifying as an “accredited investor” set forth below (check the appropriate box).

☐	(a) a Canadian financial institution, or a Schedule III bank,
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐

(c)    a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐

(d)    a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐

(g)    a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any jurisdiction other than Canada or a province or territory of Canada, or any agency of that government,
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐

(j)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000,

☐

(k)    an individual whose net income before taxes exceeded C$200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,
☐

(m)   a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (m),

☐

(n)    an investment fund that distributes or has distributed its securities only to:

(i)     a person that is or was an accredited investor at the time of the distribution,

(ii)    a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment exemption] of NI 45-106, and 2.19 [additional investment in investment funds exemption] of NI 45-106, or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [investment fund reinvestment exemption] of NI 45-106,

☐

(o)    an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐

(p)    a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a jurisdiction other than Canada or a province or territory of Canada, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐

(q)    a person acting on behalf of a fully managed account managed by that person, if that person:

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a jurisdiction other than Canada or a province or territory of Canada, and

(ii)    in Ontario, is purchasing a security that is not a security of an investment fund,

☐

(r)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐

(s)    an entity organized in a jurisdiction other than Canada or a province or territory of Canada that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐

(t)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
☐

(v)    a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)     an accredited investor, or

(ii)    an exempt purchaser in Alberta or British Columbia.

DEFINITIONS

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).